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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                  CAMCAP, INC.

         The undersigned, who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Colorado Business corporation Act as amended and adopts the following Articles of Incorporation:

         FIRST: The name of the corporation is CamCap, Inc.

         SECOND: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

         THIRD: (a) The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock, par value of $.001, and 1,000,000 shares of preferred stock, par value, $.001 per share.

                (b) The board of directors of the corporation is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences, limitations and relative rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the board of directors, including, without limiting the generality of the foregoing, the following:

                           (1) The designation of such series, the number of
shares to constitute such series and the stated value thereof if different from the par value thereof;

                           (2) whether the shares of such series shall have
voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                           (3) the dividends, if any, payable on such series,
whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                           (4) whether the shares of such series shall be
subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;


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                           (5) the amount or amounts payable upon shares of such
series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

                           (6) whether the shares of such series shall be
subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                           (7) whether the shares of such series shall be
convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

                           (8) the limitations and restrictions, if any, to be
effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

                           (9) the conditions or restrictions, if any, upon the
creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other series of this class or of any other class or classes.

                The powers, preferences and relative participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                (c) Cumulative voting shall not be permitted in the election of directors or otherwise.

                (d) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

         FOURTH: The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be more than nine nor less than one. Four directors shall constitute the initial board of directors. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of shareholders or until their successors are duly elected and qualified:


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
            Name                                     Address
            ----                                     -------

      John H. Altshuler                      18 Blue Heron Drive West
                                             Littleton, Colorado 80121

      Scott Menefee                          971 Garfield Street
                                             Denver, Colorado 80206

      Gregory Pusey                          8101 East Dartmouth, #58
                                             Denver, Colorado 80231

      Donald E. Yager                        3200 West 72nd
                                             Westminster, Colorado 80030

         FIFTH: The street address of the initial registered office of the corporation is 8101 East Dartmouth, #58, Denver, Colorado 80231. The name of the initial registered agent of the corporation at such address is Gregory Pusey.

         SIXTH: The address of the initial principal office of the corporation is 8101 East Dartmouth, #58, Denver, Colorado 80231.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                  (a) CONFLICTING INTEREST TRANSACTIONS. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be


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counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

                  (b) LOANS AND GUARANTIES FOR THE BENEFIT OF DIRECTORS. Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph (b) are in addition to, and not in substitution for, the provisions of paragraph (a) of Article SEVENTH.

                  (c) INDEMNIFICATION. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

                  (d) LIMITATION ON DIRECTOR'S LIABILITY. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for:
(i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes
Section 7-108-401, provided that personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes
Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

                  (e) NEGATION OF EQUITABLE INTERESTS IN SHARES OR RIGHTS. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes Section 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business corporation Act, including, without limitation, all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including, without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of


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example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes
Section 7-107-204 or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes Section 7-113-101(1), of any right he may have pursuant to Article 113 of the Colorado Business corporation Act or any subsequent law.

         EIGHTH: The name and address of the incorporator is:

                 Robert M. Bearman
                 1660 Lincoln Street, Suite 1900
                 Denver, Colorado  80264

         DATED the 15th day of August, 2000.

                                        -------------------------------
                                        Robert M. Bearman, Incorporator


         Gregory Pusey hereby consents to the appointment as the initial registered agent for CamCap, Inc.

                                        -------------------------------
                                           Initial Registered Agent


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